Exhibit 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned agree to the joint filing on behalf of each of them of (i) a Statement on Schedule 13D (including any and all amendments thereto) with respect to the securities of JBI, Inc. (the “Company”), and (ii) an Initial Statement of Beneficial Ownership of Securities on Form 3 (including any and all amendments thereto, and also including multiple Form 3 filings as necessary or appropriate) with respect to the common stock of the Company, and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and of such Initial Statement of Beneficial Ownership of Securities on Form 3, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates indicated.

Name	Date

/s/ Michael Dorrell	May 21, 2012
Michael Dorrell

/s/ Murray Edward Bleach	May 20, 2012
Murray Edward Bleach

/s/ Peter Bruce	May 22, 2012
Peter Bruce

/s/ Michael Coulton	May 22, 2012
Michael Coulton

/s/ Henry M. Dietrich	May 19, 2012
Henry M. Dietrich

/s/ Melissa B. Doering	May 23, 2012
Melissa B. Doering

/s/ Richard Dunn	May 19, 2012
Richard Dunn

/s/ Kenneth T. Friedman	May 22, 2012
Kenneth T. Friedman

/s/ Glikbarg Revocable Trust *	May 25, 2012
Glikbarg Recovable Trust

/s/ R. N. Gold & Company, Inc. Profit Sharing Pension Trust	May 22, 2012
R. N. Gold & Company, Inc. Profit Sharing Pension Trust

/s/ Asami Ishimaru	May 22, 2012
Asami Ishimaru

/s/ Craig Linden	May 22, 2012
Craig Linden

/s/ Meyer & Doreen Luskin Family Trust *	May 25, 2012
Meyer & Doreen Luskin Family Trust

/s/ Samuel May	May 22, 2012
Samuel May

/s/ Moreno Energy, Inc.	May 22, 2012
By: F. Fox Benton, III
Its: President

/s/ Duncan D. Murdoch	May 22, 2012
Duncan D. Murdoch

/s/ Sherwin N. Scott	May 21, 2012
Sherwin Scott

/s/ Luke R. Taylor	May 22, 2012
Luke R. Taylor

/s/ Trent D. Vichie	May 22, 2012
Trent D. Vichie

/s/ Lawrence A. Weinstein	May 15, 2012
Lawrence A. Weinstein

*	/s/ David I. Meyers
David I. Meyers
Attorney-in-Fact